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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                ELECTROGLAS, INC.


                                   ARTICLE I

                                  STOCKHOLDERS

        SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

        To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 45 days nor more than 75 days prior to the date on which the Corporation first mailed its proxy materials for the previous year's annual meeting of stockholders (or the date on which the Corporation mails its proxy materials for the current year if during the prior year the Corporation did not hold an


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annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year). A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

        Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1, provided, however, that nothing in this
Section 1 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

        The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1, and if he should so determine he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

        Nothing in this Section 1 shall affect the right of a stockholder to request inclusion of a proposal in the Corporation's proxy statement to the extent that such right is provided by an applicable rule of the Securities and Exchange Commission.



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        SECTION 2. Special Meetings. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors may designate.

        SECTION 3. Notice of Meetings. Except as otherwise provided in these By-Laws or by law, a written notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at such stockholder's address as it appears on the records of the Corporation. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

        SECTION 4. Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof ate announced at the meeting at which the adjournment is taken, At the adjourned meeting the stockholders, or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than thirty (30) calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

        SECTION 5. Organization. The Chairman shall act as chairman of all meetings of the stockholders. In the absence of the Chairman, the President or, in his or her absence, any Vice Chairman or Vice President designated by the Board or, in the absence of any such officer, any person designated by the holders of a majority in number of the shares of stock of the



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Corporation present in person or represented by proxy and entitled to vote at such meeting shall act as chairman of the meeting.

        The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. It shall be the duty of the Secretary to prepare and make, at least ten (10) calendar days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, for the ten (10) calendar days next preceding the meeting, to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.

        SECTION 6. Voting. Except as otherwise provided in the Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Except as otherwise provided by law or by the



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Certificate of Incorporation, (a) Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election, and (b) whenever any corporate action other than the election of Directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon,

        Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

        SECTION 7. Procedure. At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted BY the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order and safety and for the conduct of the meeting. Without limiting the foregoing, he or she may:

                      (a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman;

                      (b) restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

                      (c) establish seating arrangements;



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                      (d) adjourn the meeting without a vote of the
stockholders, whether or not there is a quorum present; and

                      (e) make rules governing speeches and debate including time limits and access to microphones.

        The chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.

        SECTION 8. Inspectors. The Board of Directors by resolution shall, in advance of any meeting of stockholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof, One or more persons may be designated by the Board as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.



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                                   ARTICLE II

                               BOARD OF DIRECTORS

        SECTION 1. Place of Meeting. The Board of Directors may hold its meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine.

        SECTION 2. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors, but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five (5) calendar days before the first meeting held in pursuance thereof.

        SECTION 3. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman, the President, a Vice Chairman or by any three (3) of the Directors then in office.

        Notice of the day, hour and place of holding of each special meeting shall be given (i) by mailing the same at least four (4) calendar days before the meeting or (ii) by causing the same to be transmitted by telecopier, telegraph or cable (A) at least twenty-four (24) hours before the meeting or (B) in the case of a meeting held in accordance with Section 7 of this Article II, at least six (6) hours before the meeting, in each case to each Director. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these By-Laws may be transacted at any special meeting, and an amendment of these By-Laws may be acted upon if the notice of the meeting shall have stated that the amendment of these By-Laws is one of the



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purposes of the meeting, At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these By-Laws.

        SECTION 4. Quorum. A majority of the members of the Board of Directors in office (but in no case less than two (2) Directors) shall constitute a quorum for the transaction of business, and, except as otherwise provided in the Certificate of Incorporation, the vote of the majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

        SECTION 5. Organization. The Chairman shall act as chairman and preside at all meetings of the Board of Directors. In the absence of the Chairman, the President or, in his or her absence, any Vice Chairman or Vice President shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Directors, but, in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

        SECTION 6. Committees. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

        SECTION 7. Conference Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, the members of the Board of Directors or any


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committee designated by the Board may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

        SECTION 8. Consent of Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

        SECTION 9. Compensation. For their services as Directors or as members of committees, every Director shall receive such compensation, attendance fees and other allowances as determined by resolution of the Board.

                                  ARTICLE III

                                    OFFICERS

        SECTION 1. Officers. The officers of the Corporation shall be a Chairman, a President, one or more Vice Presidents, a Secretary, a Treasurer and a Controller, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 2 of this Article III, A chief executive officer shall be designated by the Board from among the officers. The Chairman, the President, one or more Vice Presidents, the Secretary, the Treasurer and the Controller shall be elected by the Board of Directors at its first meeting after



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each annual meeting of the stockholders. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not be Directors. Any number of offices may be held by the same person.

        All officers shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights, Any vacancy caused by the death of any officer, his or her resignation, his or her removal, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

        The officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors, the Chairman, the President or a Vice Chairman or as shall be confirmed or required by law or these By-Laws or as shall be incidental to the office.

        SECTION 2. Additional officers. The Board of Directors may from time to time elect such other officers (who may but need not be Directors), including Vice Chairmen, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board may deem advisable, and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors, the Chairman, the President or a Vice Chairman or as shall be conferred or required by law or these By-Laws or as shall be incidental to the office.



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                                   ARTICLE IV

                           STOCK, SEAL AND FISCAL YEAR

        SECTION 1. Transfer of Shares. Shares of stock of the Corporation shall be transferred on the books of the Corporation by the record holder thereof, in person or by such holder's attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as otherwise required by law.

        SECTION 2. Regulations. The Board of Directors, the Chairman, the President, a Vice Chairman or the Secretary shall have power and authority to make such rules and regulations as it or such officer may deem expedient concerning the issue, transfer, registration or replacement of certificates for shares of stock of the Corporation.

        SECTION 3. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) calendar days nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) calendar days prior to any other action.

        If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the



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day next preceding the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        SECTION 4. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

        Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine, If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

        SECTION 5. Corporate Seal. The Corporation shall have a suitable seal, containing the name of the Corporation. The Secretary shall have custody of the seal, but he or she may authorize others to keep and use a duplicate seal,

        SECTION 6. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.



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                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

        SECTION 1. Waivers of Notice. Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these By-Laws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

        SECTION 2. Indemnification of Employees. Each person who is or was an employee of the Corporation, and each such person who is or was serving at the written request of the Corporation as an employee of another corporation, or of a partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators and estate of such person), shall be indemnified by the Corporation to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect.



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